EXHIBIT 10.3

FORM OF AMENDED AND RESTATED INVESTMENT ALLOCATION AGREEMENT

This AMENDED AND RESTATED INVESTMENT ALLOCATION AGREEMENT (this “Agreement”), dated as of [•], 2013, is made and entered into by and between COLONY AMERICAN HOMES, INC., a Maryland corporation (the “Company”) and CAH MANAGER, LLC, a Delaware limited liability company (the “Manager”). Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Management Agreement (defined below).

WHEREAS, the Company has undertaken an initial public offering of common stock of the Company;

WHEREAS, concurrently with the execution of this Agreement, the Company will execute an Amended and Restated Management Agreement (the “Management Agreement”) with the Manager, pursuant to which the Manager will continue to provide for the day-to-day management of the operations of the Company and its subsidiaries and will be responsible for the selection, purchase and sale of the Company’s portfolio investments, the Company’s financing activities, and providing the Company with investment advisory, asset management and other services, all as more specifically described in the Management Agreement;

WHEREAS, the Company and the Manager entered into an investment allocation agreement, dated July 31, 2012 (the “Original Agreement”), which the parties desire to amend and restate; and

WHEREAS, in order to address certain potential conflicts arising from the Company’s relationship with the Manager and the Manager’s relationship with its Affiliates, the parties hereto desire to set forth certain policies relating to the allocation of investment opportunities by the Manager or any of its Affiliates in assets that are substantially similar to the types of assets described as the Company’s target assets in Exhibit A of the Management Agreement (collectively, the “Target Assets”).

NOW, THEREFORE, for the mutual promises made herein and in the other agreements executed by the parties concurrently herewith or contemplated hereby, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

Investment Allocation Policy

1.01 Investment Allocation Policy. During the term of this Agreement, the Manager and its Affiliates shall pursue any Target Asset generated by or presented to the Manager and/or its Affiliates (a “Suitable Investment”) only through the Company or a subsidiary of the Company unless: (i) prior approval has been obtained from a majority of the Board of Directors, including a majority of the Independent Directors, that such Suitable Investment may be pursued by a Person other than the Company or its Affiliates; (ii) such Suitable Investment is presented to a Person other than a Successor Fund (as defined below) for which the Manager or any of its Affiliates serves as a director of, or in a fiduciary capacity to, such Person and the Suitable Investment is pursued by such Person; (iii) such Suitable Investment is pursued by a Pre-Existing Investment Vehicle (as defined below); (iv) such Suitable Investment is a personal residence of personnel of the Manager and its Affiliates; (v) such

Suitable Investment is a follow-on investment to an existing investment; or (vi) such Suitable Investment is pursued through a company in which the Manager or its Affiliate (x) does not directly participate in the management of such Suitable Investment and (y) does not own more than 20% of such Suitable Investment, in which cases such Suitable Investment may be pursued by the Manager and/or its Affiliates without the participation of the Company or its Subsidiaries. “Successor Fund” means any investment vehicle for which the Manager or an Affiliate of the Manager acts as the manager or the primary source of transactions and that has investment objectives similar to those of the Company. “Pre-Existing Investment Vehicle” means any investment vehicle sponsored or managed by the Manager or any of its Affiliates that was existing as of the date of the Original Agreement and which has as a part of its investment mandate the authority to invest in the Target Assets and has available capital to make such an investment.

1.02 Co-Investment. If, pursuant to Section 1.01, the Manager or its Affiliates would be entitled to pursue a Suitable Investment without the participation of the Company or its Subsidiaries, the Manager shall be permitted to cause the Company or its Subsidiaries, on the one hand, and the Manager’s Affiliates, on the other hand, to invest in such Suitable Investment on a side-by-side basis on an allocation ratio determined for such Suitable Investment in the discretion of the Manager and the general partner or manager of the participating Affiliate(s).

ARTICLE II

Term

2.01 Term. This Agreement shall be effective as of the date first written above and shall terminate on the first to occur of any of the following events:

(a) Immediately upon the execution by all parties hereto of a written agreement to terminate this Agreement (or upon the effective date of such termination as specified in such written agreement); provided, however, that such termination shall not be effective unless and until it has been consented to by a majority of the Board of Directors, including a majority of the Independent Directors; or

(b) At such time as either (i) the Management Agreement is terminated by any party thereto, for any reason, or (ii) the Manager ceases to be the manager of the Company and its subsidiaries for any reason.

2.02 Rights of Termination. If this Agreement is terminated, such termination shall be without any further liability or obligation of either party to the other, except as provided in Section 3.07.

ARTICLE III

Miscellaneous Provisions

3.01 Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

3.02 Notice.

(a) All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing, to the following addresses:

If to the Manager:

CAH Manager, LLC.

2450 Broadway, 6th Floor

Santa Monica, California 90404

If to the Company:

Colony American Homes, Inc.

2450 Broadway, 6th Floor

Santa Monica, California 90404

(b) All notices, demands and requests to be sent to a party hereto pursuant to this Agreement shall be deemed to have been properly given or served if: (i) personally delivered, (ii) deposited for next day delivery by Federal Express, or other similar overnight courier services, addressed to such party, (iii) deposited in the United States mail, addressed to such party, prepaid and registered or certified with return receipt requested or (iv) transmitted via facsimile or other similar device to the attention of such party.

(c) All notices, demands and requests so given shall be deemed received: (i) when personally delivered, (ii) twenty-four (24) hours after being deposited for next day delivery with an overnight courier, (iii) forty-eight (48) hours after being deposited in the United States mail, or (iv) three (3) hours after being transmitted via facsimile or otherwise transmitted and receipt has been confirmed.

3.03 Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided in this Agreement.

3.04 Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement, including but not limited to the Original Agreement. The express terms of this Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms of this Agreement.

3.05 Amendments. This Agreement may be amended or modified only by an agreement in writing signed by all parties hereto; provided, that any such amendment shall not be effective unless and until it has been approved by a majority of the Board of Directors, including a majority of the Independent Directors.

3.06 No Implied Waivers; Remedies. No failure or delay on the part of any party in exercising any right, privilege, power, or remedy under this Agreement, and no course of dealing shall operate as a waiver of any such right, privilege, power or remedy; nor shall any single or partial exercise of any right, privilege, power or remedy under this Agreement preclude any other or further exercise of any such right, privilege, power or remedy or the exercise of any other right, privilege, power or remedy. No waiver shall be asserted against any party unless signed in writing by such party. The rights, privileges, powers and remedies available to the parties are cumulative and not exclusive of any other rights, privileges, powers or remedies provided by statute, at law, in equity or otherwise. Except as provided in this Agreement, no notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in any similar or other circumstances or constitute a waiver of the right of the party giving such notice or making such demand to take any other or further action in any circumstances without notice or demand.

3.07 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA. EACH OF THE PARTIES HEREBY IRREVOCABLY AGREES THAT THE COURTS OF THE STATE OF CALIFORNIA SHALL HAVE EXCLUSIVE JURISDICTION IN CONNECTION WITH ANY ACTIONS OR PROCEEDINGS ARISING BETWEEN THE PARTIES UNDER THIS AGREEMENT. EACH OF THE PARTIES HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE JURISDICTION OF SAID COURTS FOR ANY SUCH ACTION OR PROCEEDING. EACH OF THE PARTIES HEREBY WAIVES THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING IN SAID COURTS.

3.08 Headings. The headings contained in this Agreement are for convenience only and shall not affect the construction or interpretation of any provisions of this Agreement.

3.09 Severability. If any provision of the Agreement shall be held to be invalid, the remainder of the Agreement shall not be affected thereby.

3.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their representatives on the date first written above.

MANAGER

Address:	CAH Manager, LLC, a Delaware limited liability company
2450 Broadway 6th Floor
Santa Monica, California 90404	By:
Name:
Title:

COMPANY

Address:	COLONY AMERICAN HOMES, INC., a Maryland corporation
2450 Broadway 6th Floor
Santa Monica, California 90404	By:
Name:
Title:

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